Exhibit 99.1
FINAL TRANSCRIPT
SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Event Date/Time: Sep. 09. 2009 / 9:00PM GMT

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
CORPORATE PARTICIPANTS
Elizabeth Sharp
Smith & Wesson Holding Corporation — VP IR
Michael Golden
Smith & Wesson Holding Corporation — CEO, President
Bill Spengler
Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
CONFERENCE CALL PARTICIPANTS
Reed Anderson
D.A. Davidson & Co. — Analyst
Eric Wold
Merriman Curhan Ford & Co. — Analyst
Chris Krueger
Northland Securities — Analyst
Cai von Rumohr
Cowen & Company — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the first quarter 2010 Smith & Wesson Holding Corporation earnings conference call. I will be your operator for today.
At this time, all participants are in a listen-only mode. We will be conducting a question-and-answer session towards the end of the conference. (Operator Instructions). I would now like to turn the presentation over to your host for today’s call, Ms. Elizabeth Sharp, Vice President of Investor Relations. Please proceed, ma’am.

Elizabeth Sharp — Smith & Wesson Holding Corporation — VP IR
Thank you, and good afternoon. Before we begin the formal part of our presentation, let me tell you that what we’re about to say, as well as any questions we may answer, could contain predictions, estimates, and other forward-looking statements. Our use of words like projects, estimate, expect, forecast, and other similar expressions is intended to identify those forward-looking statements.
Any forward-looking statements that we might make represent our current judgment on what the future holds. As such, those statements are subject to a variety of risks and uncertainties. Important risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our Forms S-3, 10-K and 10-Q. I encourage you to review those documents. A replay of this call can be found on our website later today, at www.smith-wesson.com.
This conference call contains time sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted, or redistributed at a later date, we will not be reviewing or updating the material content herein. Our actual results could materially differ from these statements.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Our speakers on today’s call are Michael Golden, President and CEO, and Bill Spengler, Executive Vice President and Chief Financial Officer. With that I now turn you over to Mike.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Thank you, Liz, and thanks everyone for joining us. The first quarter of our new fiscal year delivered record setting revenue results in our Firearms segment. In addition, the quarter marked the beginning of a significant new chapter in the history of Smith & Wesson, with our expansion into the new rapidly growing global market for security products and services, with our acquisition of Universal Safety Response, or USR.
We now have two business segments under the Smith & Wesson umbrella, the Firearms segment and the Perimeter Security segment. Together, they provide strong elements for our future success. First, they serve as a framework for our long-term growth as a diversified Company, delivering security based products and services. Second, they provide near term performance, delivering positive results in both revenue and profitability.
Our expansion into Perimeter Security is significant. The full effects of that entry will start to become visible at the end of our upcoming second quarter, when we record a full quarter of USR’s revenue in our numbers.
So until that happens, I’ll share with you some of the recent progress we have made in Perimeter Security. That progress demonstrates solid growth and diversification, very similar to our Firearms results. USR continues to score new sizable customers, bolstering the 80% to 100% annualized growth rates we projected in July for this business in the coming year. As that growth occurs, we won’t be able to share all the customers’ names.
Many of them won’t allow us to disclose details about their security solutions, which is very understandable. So here are a few key points. First, USR has recently been chosen by a new global petrochemical customer for projects at up to nine sites in the United States. Second, USR also received its fifth domestic contract from another major petrochemical customer.
Third, multiple Fortune 50 companies, as well as major airports in the United States, have selected the GRAB barrier system for key security projects, and many of them have several GRAB barriers designed into their projects. Fourth, we have completed our first installation of a GRAB barrier outside the United States, for the Department of Defense in one of our allied countries. This is our first international installation of a GRAB barrier.
And fifth, monthly revenue reached a record level for USR in August. This progress reflects the effectiveness and innovation that USR products represent, and the traction that our new Perimeter Security business is gaining.
This summer, USR won a number of awards, including the Fortune 5000 Fastest Growing Companies list, the Stevie Award, and the security industry’s As-Is Accolade Award for Innovation. The company also received a Certificate of Appreciation from the Department of the Army for its work at Aberdeen Proving Grounds. These are just a few examples of the reasons why we acquired USR, and in the short time since we closed the deal, we could not be happier with the results.
There is tremendous commonality between the reputation for reliable security and safety that is held by both Smith & Wesson and USR. Together, we will deliver growth. This is a major step in the evolution of Smith & Wesson, and we are excited to share more as we move forward.
Let me turn now to our Firearms segment which was pretty exciting itself this quarter. We capitalized on the opportunity to address the strong demand and increased backlog that existed last quarter, by delivering solid performance in all of our factories. Demand for our handguns and tactical rifles yielded first quarter growth, in some case double-digit growth, in all four of our sales channels, Sporting Goods, Law Enforcement, Federal Government, and International.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Our sales in the Consumer channel grew by over 28%. As you know, mixed data, which is the number of background checks representing consumer purchases of firearms, is reported by the FBI and tracked by us as one of the data points in retail activity. Mixed data for our first fiscal quarter, that includes May, June, and July, reflected retail growth of 14%. 14% growth represents what we consider to be very healthy demand in any consumer category, especially given the current economic environment.
Along those lines, our Firearms backlog at the end of the quarter came in at $177 million, reflecting a sequential quarterly decline that was not unexpected, as the pace of our industry moved towards more historic levels. That being said, it is important to note a couple of points. First, as we said before, backlog is always cancelable until shipped.
Second, cancellations during the quarter only represented about 10% of the reduction in our backlog. Good news is it means that we were able to ship to a great deal of that backlog. And last, at $177 million, that backlog still remains significantly higher than the average backlog we carried prior to the sharp demand increase that began to occur in late 2008.
The Consumer sales channel comprises the bulk of our Firearms revenue today. Yet, it is growth in our remaining channels, namely Law Enforcement, the Federal Government, and International, that will lessen our future sensitivity to swings in the consumer marketplace. We continue to grow in these areas as well. Sales to law enforcement grew by more than 32% over last year, supported by the continuing adoption of our M&P pistols and tactical rifles by law enforcement agencies.
The M&P pistol continues to win in tests and evaluations at a rate of over 80% in agencies where we compete. Our M&P pistols have now been selected or approved for carry by 573 law enforcement agencies in the United States. The first quarter included orders from, among others, the Tampa Police Department and the North Carolina Highway Patrol.
Our M&P tactical rifle continues to win as well, at a rate of over 90% where we compete. Those rifles have now been selected or approved for carry by 252 law enforcement agencies.
Federal Government sales grew by 3% over the prior quarter, as there were no substantial new contracts issued. International sales grew by 12%, and included firearm shipments to law enforcement agencies in Mumbai India, South Korea, and Mexico.
Our hunting related products continue to feel the effects of the weakness in the economy, since they tend to be a more discretionary in nature than our handgun products. While sales in the quarter were down substantially versus a year ago, our Hunting business delivered exceptional performance at the factory level, contributing on two fronts. First, the New Hampshire facility was instrumental in helping us address the demand for tactical rifles in the quarter. Second, cost reductions at the New Hampshire factory have been very successful, and the factory was a contributor to our profitability.
This is a significant turnaround over last year. It means that during a market decline, we have achieved process improvements and cost reductions that will translate to quicker profit delivery as we launch new hunting products, and as the healthy hunting market returns.
We already started seeing this profit improvement, as the TC Venture, our new bolt action rifle, begins to gain traction in the market. We began shipping our M&P 1522, a new tactical rifle that we developed along the same design lines as our standard M&P 15, but which uses a smaller, lower cost, 22 caliber ammunition. This is important to consumers who want access to a reasonably priced tactical rifle, that uses more affordable ammunition. It is also important to law enforcement agencies that’s want to train with a rifle similar to their official duty weapon, but one that is less costly to use.
Existing backlog for this business is strong. We are also set to begin shipping the PK380 this quarter, the Walther PK380. The 380 caliber is the fastest growing caliber segment.
Our strategic partner, Walther, has designed the PK380 to be the most comfortable 380 on the market. It is designed in the tactical style of the P22 which is one of the best selling 22 rim fire pistols in the market. The PK380 is priced under $300.00 retail, which is similar to the price positioning of the P22.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
It is innovation and product development that address changing market needs and support healthy gross margins in the future. The vitality and related profitability of any Consumer Products business can be directly correlated over time to effective product development. We have a number of new products in the pipeline, and we’ll keep you posted on those launches and their progress.
With that, I will turn the call over to Bill Spengler who will provide our financial overview. Bill?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Thank you, Mike. Today I’ll begin with an overview of our total Company performance. After that, I’ll separate our results by discussing first the original Smith & Wesson business, specifically the Firearms business, without the impact of the USR acquisition. Then I’ll talk about the USR acquisition, addressing its effects on both the income statement and the balance sheet. I’ll then discuss the balance sheet and our cash flow status in total, but I’ll still isolate the effects of the USR acquisition, and last, I’ll provide our outlook for the second quarter.
Beginning with total Company results, net product sales for the first quarter were $102 million, approximately 30% higher than sales of $78 million for the comparable period a year ago. Gross profit of $35.6 million was approximately 43% higher than gross profit of $24.8 million last year. As a percent of net revenue, gross profit margin was 34.8%, compared with 31.7% last year.
Operating expenses were $18.9 million, a slight decrease over operating expenses of $19.1 million last year. Operating income of $16.7 million was about triple the operating income of last year. $1.3 million of interest expense represented a decrease, versus $2.1 million in the first quarter a year ago.
Net income for the first quarter was $12.6 million, more than five times higher than the $2.3 million we recorded last year. Earnings of $0.21 per fully diluted share, therefore, compared favorably to the $0.05 per fully diluted share reported in Q1 of fiscal ‘09.
Now let me turn to talking about the results of our Firearms segment. Net product sales in our Firearms segment were $99.6 million, compared with $78.5 million in the first quarter last year, driven by strong consumer demand for handguns and tactical rifles.
Pistol sales increased 14.5%, as we addressed a strong backlog and ongoing consumer demand. Revolver sales declined 4%. This decline was due to limited inventory available for shipment, and a mix shift away from higher priced, large frame revolvers, toward lower priced, smaller framed revolvers.
Walther products grew 44.2% versus last year. Increases in our capacity on tactical rifles, in response to strong consumer demand signals, led to growth of 347% over the comparable quarter last year. New product offerings in our Classics series of handguns increased sales within our premium product lines by 22.3%.
Hunting products continued to be impacted by the weakness in the economy. Sales of our black powder products were down by 19.1%.
Gross profit in our Firearms segment increased to $35.1 million, versus $24.8 a year ago. Our gross profit margin improved to
35.3%, from 31.7%. Increased production and sales of handguns and tactical rifles, [read] through and improved overhead absorption at our Springfield factory, and greater efficiencies and cost reductions at our New Hampshire factory were enough to positively influence total corporate margins.
Operating expenses of $18.7 million, or 18.8% of sales, were lower than last year’s operating expenses of $19.1 million, or 24.4% of sales. Lower operating expense were primarily due to the deferral of some marketing and 123R compensation related

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
expenses, both of which are now expected to occur in the second quarter. In addition, we were able to take back some bad debt accrual, due to debt work out plans with two regional retail customers. Importantly, the significant decrease in operating expense as a percent of sales indicated an ability to leverage our costs during a very high revenue period.
Operating income in the Firearms segment of $16.5 million, or 16.5% of sales, was almost triple the operating income of $5.7 million, or 7.3% of sales last year. This increase was driven by higher sales and corresponding gross profit, as well as by the reduced spending.
Interest expense in the quarter was $1.3 million, compared to $2.1 million last year. The decrease was due to our improved cash position and the corresponding reduction in our revolving loan, as well as last year’s information containing a one-time write-off of $485,000 in debt acquisition costs. Net income of $9.4 million in the Firearms segment therefore increased substantially over net income of $2.3 million last year.
Now I will discuss the impact of USR. Before I begin, however, let me talk first about the accounting treatment we will be using for this acquisition. During 2009, several new or modified accounting standards became effective. These accounting standards changed the way that acquisitions are accounted for, and also changed the way that certain future payments are valued.
The interpretation of accounting literature at the time that we announced the USR acquisition was as follows. The shares we expected to pay to USR shareholders, based on USR’s future EBITDA’s performance, known at the earn-out shares, would be recorded at the stock price in effect at the date of closing of the acquisition, and would be recorded in equity.
Any future change in the number of shares we expected to pay, or any change in the value of our stock price, was to be recorded as an adjustment to equity, not affecting net income. However, based on recent interpretation of accounting pronouncements, it has been determined that because the USR earn-out structure was tiered with multiple targets and potential share payment levels, this needed to instead be classified as a liability. The consequence of this is that any future change in our stock price, or in the number of shares to be paid out, would change the value of the liability and cause an adjustment to net income.
Therefore, at each balance sheet date, we will assess the number of shares we expect to pay, and calculate the liability balance based on the stock price at the end of each quarter. Any adjustment that arises from this will be recorded as other income or expense.
At approximately four million shares, the potential earn-out consideration was originally recorded on the transaction closing date at around $27 million, as the stock price on that date was $6.86. Because we record changes in the fair value of the liability as of each financial statement reporting date, this liability then reduced to around $24 million at the end of Q1, as our stock price had declined to $6.06. This $3.2 million difference is therefore shown as a gain in our Q1 results, and it added about $0.05 to our GAAP earnings per share.
The purpose of explaining this is to alert you to the fact that fair value accounting on this earn-out liability will now subject us to potentially significant swings in reported GAAP earnings over the next six quarters. As we go forward, we will eliminate these effects from our adjusted EBITDAS results. We have also confirmed with our bank that these liability fair value effects do not factor into trailing 12 month EBITDAS calculations, as incorporated into performance metrics, vis-a-vis our bank loan covenants.
Turning back to the USR operations, our first quarter results include $2.7 million of USR revenue, representing activity during the 11-day period between the acquisition closing date and the close of our quarter on July 31st. Purchase accounting rules cause us exclude the profit from any existing firm contracts in place at the time of the acquisition. As a result, there is [notional] gross profit of $472,000 from USR in the first quarter.
Operating expenses of $236,000 also reflect the short 11-day period. Excluding the impact of the fair value adjustment, net income for USR for the USR operation in the quarter is therefore approximately break-even.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
So, to summarize, total Company earnings for the second quarter were $0.21 per fully diluted share, and therefore made up of $0.16 for the Firearms segment, plus the $0.05 gain related to USR.
Finally on the P&L, adjusted EBITDAS in the quarter was $20.2 million, approximately double the adjusted EBITDAS last year. As in the past, our disclosure today outlines how that information is derived.
Turning now to the balance sheet. Accounts receivable grew $18 million during the first quarter, compared with growth of $7 million in the prior year. We have now included $11.2 million in accounts receivable from USR, and the remaining $8.7 million of growth in receivables is less than the level of sales growth.
Inventory levels increased in the quarter by $5.7 million over April 30th, 2009. This growth was due to $3.8 million of USR inventory, combined with a build of inventory to support sales scheduled for shipment early in Q2. To summarize here, we continue to effectively manage working capital.
Now let me briefly walk through cash flow in the quarter. We entered the first quarter were a cash balance of nearly $40 million. Our six million share stock offering in May yielded an additional $35 million net, for a total at that point of $75 million. Cash outflow from operations in the quarter was $2.4 million, which is $12 million better than during the first quarter of last year. Typically, our first quarter is our weakest in terms of cash flow, as, for example, we pay out accrued distributor incentives and management bonuses.
Capital spending was $3.7 million in the quarter, and we cash outflow of approximately $35 million related to the USR acquisition, which includes $20.7 million related to the acquisition price, plus approximately $7 million in repayment of shareholder loans, and a $7 million payoff on the USR revolving line of credit. This combined activity yielded an ending cash balance of $35 million, and we did not draw on our revolving line of credit.
Now I’d like to again return briefly to the mechanics of how we recorded the USR acquisition, to allow you to better forecast this going forward. On July 20, 2009 we acquired all of the outstanding capital stock of USR for an initial purchase price of $58.3 million, consisting of $20.7 million in cash, and $37.6 million in common stock paid at closing.
In addition, the former shareholders of USR have the right to earn up to four million shares of our stock if USR achieves certain EBITDAS targets in calendar years 2009 and 2010. On July 20, the closing date, this contingent consideration was assigned a fair value of $27.5 million, based on a stock price of $6.86, as of July 31, and as I explained earlier, the liability was adjusted to a fair value of $24.2 million, based on a stock price of $6.06. Of that, $7.3 million was classified as a current liability, relating to the amount that we expect to pay during the current fiscal year, and $17 million was classified as a noncurrent liability.
Amortizable intangibles totaled $6 million, and these will be written off over an average of 10 years. The balance of the asset was recorded as goodwill or as trademarks and trade names with indefinite lives, and therefore these assets are not amortized. With that basis, you should be able to better understand our balance sheet and the intangible amortizations to be contained in our P&L going forward.
Last, let me talk about the effect of USR on our EPS calculation. Because the acquisition occurred late in the quarter, the 5.5 million shares issued to USR shareholders only impacted our weighted average shares outstanding by a total of 657,000, as they only existed in the calculation for 11 days. As a result, the total outstanding share count used in calculating our fully diluted EPS in the first quarter is 61.1 million.
In future periods, the initial 5.5 million shares will always be fully counted, but the four million of earn-out shares will only be counted when we see that USR EBITDAS has met the earn-out objectives. We will keep you posted on this progress.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Now turning to our outlook for the second quarter. We expect our total Company sales in the second quarter to be between $103 million and $105 million, which would be another record revenue quarter. Within that total, we expect our Firearms segment to contribute between $88 million and $90 million, our Perimeter Security segment to contribute the balance.
With regard to our Firearms segment, note that our second quarter routinely includes an annual two week shutdown in August of our Holton and Springfield facilities for maintenance, repair, and vacations. This reduces our revenue potential in the quarter by two weeks, and also limits cost absorption at both locations.
Total Company gross profit margins are expected to be between 31% and 32%, influenced by lower cost absorption, a planned return to more normal levels of promotion, and purchase accounting effects on the USR revenues. We expect operating expense dollars to be approximately $3.4 million higher, when compared to the first quarter. This increase would include USR expenses, plus around $0.5 million in marketing and 123R expenses delayed from Q1, and we are also not planning for a reversal of $400,000 in bad debt reserves as occurred in this recent quarter.
We expect no change to our effective tax rate of 37.5%, as indicated in our 10-Q, and you should note that gains or losses related to the earn-out liability are not taxable. Also we see little or no change in interest expense.
A few things to keep in mind with regard to USR. We will have a full quarter’s impact of amortization of the amortizable assets as I outlined, and at this point we will not forecast a change in the fair value of the contingent consideration liability. In addition, as I’ve also explained, because we do not record profit on existing firm contracts in place at the time of the acquisition, gross margin contribution from USR will again be reduced or adjusted for purchase accounting entries.
Summarizing the USR P&L effects, we see reporting break-even to slightly profitable on the additional USR revenues, and last, we will have the full effect for the full quarter of the upfront 5.5 million shares in calculating our EPS.
So let me recap our second quarter expectations. We expect total sales between $103 million an $105 million, which would again be a record revenue quarter. We expect total Company gross margin to be between 31% and 32%, a substantial improvement over the 27.3% from second quarter of last year, but a sequential decline, versus our first quarter results, for reasons that I’ve explained. And again, we see initially limited earnings on the additional revenue expected from USR, due to the accounting rules I described.
That concludes my comments, so I’ll turn the call back over to Mike. Mike?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Thanks, Bill. We’ve covered a lot here, so let’s open up the call and get right to the questions from our analysts. Operator?

QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Your first question comes from the line of Reed Anderson with D.A. Davidson. Please proceed.

Reed Anderson — D.A. Davidson & Co. — Analyst
Good afternoon, and first of all thanks for taking my question, but congratulations on a very good quarter.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Thanks, Reed. Good to hear from you.

Reed Anderson — D.A. Davidson & Co. — Analyst
A couple of questions. Mike, let’s talk a little bit about orders, the backlog came down as you guys were figuring it would, and the 10% cancel number you gave, is it your sense that that was probably dupes, dupe orders or does it reflect some challenging conditions at some of your retail customers. I’m just curious what you think the source of those cancels might have been.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
That’s a good question, Reed, and we’ve talked to a lot of our customers so I think we have a pretty good handle on it. You’re right, the decline in backlog was not unexpected, and we do know that the retail customers are not having a hard time. Actually, they’re saying business is good out there, [our] firearms or retailers.

Reed Anderson — D.A. Davidson & Co. — Analyst
Good.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
It’s the frenzy that we saw early in the year is not continuing across the board, again, as we expected. But they’re adjusting orders based on what they’re seeing out at retail. Inventory in some categories is growing at retail to normal levels, which is where they’re looking to stay as business goes on, but we are continuing to hear that handguns, specifically J-frame revolvers and M&P pistols, are selling very, very well.

Reed Anderson — D.A. Davidson & Co. — Analyst
Okay. That’s helpful. And then also could you expand a little more on the whole new product theme, because really if you step back, even despite the surge, new products have really been the hallmark of a lot of your growth here the last few years, and obviously we’re seeing a lot more of that year. Is the growth we’re seeing above and beyond, is that really in those categories, and then also tie in the new products you’ve got that just started shipping in the last month or two?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
You’re very observant of that, Reed. The new products are the hallmark of our Company, and it certainly is the lifeblood of any consumer Company, and we’re pretty excited about what we’re shipping now, and the new products that are in the pipeline. A couple years ago, the new products development team and the marketing team, we re-thought our strategy of when we launch and how we launch what we call WOW products, which are big volume products, and we re-shuffled our product development engineer and resources to focus on a continuous flow of WOW products.
The M&P 1522 is certainly a great example of that. We started shipping that in about the second week of July, third week of July, so there’s not a whole lot of that in the quarter. But response on that from our distributors, from consumers, and from retailers has been very strong, so we’re very excited about that.
The PK380, which our partner Walther is introducing through us into the market, is another WOW product that we’re going to start shipping this month, the month of September, and we have a number of them that are in the funnel that we’ll be launching

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
at the Shot Show this year, and through the year and then next year. So I’m not going to give out the details of the ones we haven’t announced yet.
But we’ve always been known for new product development and innovation. There’s been a marked change in our strategy, focusing on WOW products, and also on a little bit of a separate note but a related note, on products that relate to Defense Department and Law Enforcement. For example, the M&P 4 which is a fully automatic rifle that we will enter into the competition for the M4, we’re ready to start manufacturing that product, and we think that has a lot of potential globally and with the US Defense Department.
As the markets come and go and adjust, we’re fortunate we’re still in a very strong market, specifically in the categories I mentioned. We also have the ability to fuel our volume, not only with USR on top of everything, but new products coming in that are all incremental to us.

Reed Anderson — D.A. Davidson & Co. — Analyst
That’s very good. And then one other one on the product side. Obviously huge ramp in the M&P 15 revenues, I mean, are we kind of at a new level of sustainability there? You obviously had some help from having some extra capacity in the long gun segment. Can we go above that even beyond, or are we kind of at capacity in that line right now?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Well, we reacted to the M&P with working with some key suppliers on some key components to significantly increase our capacity on the M&P 15s. We’re not talking about the 22 now, we’re talking about the regular 15.

Reed Anderson — D.A. Davidson & Co. — Analyst
Okay.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
As we saw the increase in demand in the marketplace. What the guys did a really good job in operations and product development on is the manufacturing process for that product has the ability to scale up or down in relatively short order. So we can react and get cost out as the increased demand on tactical rifles, as it reduces back to normal levels, but we also can react on the upside to that if we see an increase in that demand.
So tactical rifles are a category, I know you talk to stores that are not at the frenzy level they were before. An important point on tactical rifles is our Law Enforcement business, we continue to win with Law Enforcement; we’re just starting to ship products to internationally on M&P 15s, so we think there’s a lot of potential there. But [we have] the process with the ability to flux up or down and cost related to that along the same time.

Reed Anderson — D.A. Davidson & Co. — Analyst
Just one more, then I’ll let everybody else in. Bill, you were so thorough, I don’t really have much. The question I do have is you gave a lot of of detail on USR and the core segment. Is it your intention when you file your Q to actually report that detail separately, or are you just giving the color on that in the form of the conference call?

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
We’re really looking at the Perimeter Security business as a different business segment, so we’ll be reporting that so you’ll see revs and certain other information related to the two segments now.

Reed Anderson — D.A. Davidson & Co. — Analyst
Very helpful. Thank you. I’ll let somebody else in.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Thanks, Reed.

Operator
Your next question comes from the line of Eric Wold with Merriman Curhan Ford. Please proceed.

Eric Wold — Merriman Curhan Ford & Co. — Analyst
Hey, good afternoon, everybody.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Hey, Eric, how are you?

Eric Wold — Merriman Curhan Ford & Co. — Analyst
Good. So trying to work through, trying to do the math right here. If we look at just the firearms side and kind of take out in the quarter, one, the cancellation, the 10%, two, what you shipped in the quarter, and all that. I mean, new orders coming in are somewhere in the $40 million, $45 million range, plus or minus. You mentioned that strength in the retail channel continues in orders, so there demand [is there] from consumers. Are you getting a sense that retailers are maybe just being a little more cautious with their ordering trends given the horizon, given the lack of ammunition on the shelves, maybe consumers are a little more cautious. Are retailers being cautious with their orders, or still really no change in what they want to order versus what they would before?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Let me be clear here. The frenzied state that we were seeing earlier in the year has stopped. We’re hearing from retailers and we’re seeing numbers that support this, that certain revolvers, certainly J frame revolvers, or small revolvers, are in short supply and still selling extremely well, as are M&P pistols, polymer pistols.
But we are seeing the distributors are waiting for us to fill the backlog, the orders that we’ve got in the system already, so we’re seeing a reduced order rate, because we have $177 million in backlog. So that’s just rational behavior. But I think it’s just people are reacting on what they’re seeing in the marketplace, plus they have almost eight, nine times our normal backlog in unfilled orders.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Eric Wold — Merriman Curhan Ford & Co. — Analyst
That’s understandable. So speaking of kind of visibility and backlog, on the USR side, can you talk about how much visibility that segment’s got over the next couple of quarters, either in terms of a backlog or how far out they can see with the orders in hand right now?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
They actually have very good visibility into the backlogs, because these are construction contracts in many cases, so the backlog that they’re sitting on right now is about $37 million that are orders or letters of intent that they had, and are scheduled out, depending on where the construction project is from now out to whatever. Also, as they start working with customers on designs for facility security, they have pretty good insight as to what their future order flow certainly potentially could be, and ones that they can put a profitability on. (Inaudible — multiple speakers) By where they are in conversations with people on these fairly large contracts. So they have very good visibility into it.

Eric Wold — Merriman Curhan Ford & Co. — Analyst
So they’re on $37 million of backlog or orders, letters of intent, and if you project for this next quarter they’ll do about $15 million of revenue, they’ve got almost three quarters of visibility. How are those contracts structured versus typical firearms backlog in terms of cancelability and whatnot? If that’s not the case, what are they doing to up their capacity to bring those orders in?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Well, these are contracts that they have, and the way it works is it’s kind of like if you’re building a house. They get payments along the way on the contract. You know, if you’re building a house, the builder’s not going to wait until you move in to take his money from you. It’s kind of along the same thing. So you don’t see a lot of cancellations, because people have money that is invested, sometimes sizable amounts.
Sometimes it’s subject to construction schedules, if it’s a subcontract entrance way that they’re putting in, or it’s subject to budgets if it’s government things, that it may move in and out of one month, another month. Or at the end of fiscal year for the government, you may see more flow just because people have to spend it or lose it. So there’s a number of those factors in there, but the $37 million is a pretty good number as we stand here today, and they’re in some level of progress on every one of those.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
The only thing I might mention, Eric, is just to repeat something I was saying before. Because of the purchase accounting approach we need to adopt, there won’t be a tremendous amount of gross profit on that in the second quarter.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Any orders that we had in backlog, right?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Yes, anything that’s firm and on the books as of the date we acquire it, we’ve amortized the profit away from.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Eric Wold — Merriman Curhan Ford & Co. — Analyst
Can you get those guys to cancel their orders and rebook them now once the deal is closed?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
We thought of that, but no.

Eric Wold — Merriman Curhan Ford & Co. — Analyst
Last question, then, and I apologize if you threw this out. I was writing as fast as I could Bill on the numbers questions. For the quarter, for the outlook for second quarter, what is the Firearms only gross margin guidance, or where do you think that will fall for the quarter?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
You know, I didn’t actually say that, so I didn’t actually break it out ,but what we said was 31% to 32% for the total Company. So because of the eroded market on USR, you can assume it would be one or two points higher on the Firearms business.

Eric Wold — Merriman Curhan Ford & Co. — Analyst
Okay. That’s perfect. Thank you, guys.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
One last point on this acquisition accounting. Remember, that’s a noncash charge.

Eric Wold — Merriman Curhan Ford & Co. — Analyst
Right, right.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Right, so —

Eric Wold — Merriman Curhan Ford & Co. — Analyst
Perfect. Thanks, Mike. Thanks, guys.

Operator
Your next question comes from the line of Chris Krueger with Northland Securities. Please proceed.

Chris Krueger — Northland Securities — Analyst
Good afternoon, guys.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Hey, Chris, how are you?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Hi, Chris.

Chris Krueger — Northland Securities — Analyst
Good. What was your CapEx for the quarter?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Say that again?

Chris Krueger — Northland Securities — Analyst
CapEx?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
3.7.

Chris Krueger — Northland Securities — Analyst
Say again? 3.7, okay. Then another question on the second quarter. Your operating expense outlook, I was writing numbers down quickly, I believe you referred to how much higher they should be in the second quarter relative to the first quarter, could you repeat that?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I did, and really, I don’t have the specific page in front of me, but about $3.5 million higher. And what I said was approximately one million of it is related to either expenses that’s we deferred or were deferred from Q1 into Q2, that’s about $500,000 of it, and the balance of that is simply because we had a credit in our OpEx in Q1 related to the reversal of bad debt accrual, and that’s not a recurring theme. And then the last piece is simply the amount of operating expenses we’ll be picking up from USR, as we now consolidate a full quarter worth of their information.

Chris Krueger — Northland Securities — Analyst
Okay. But all added up it’s $3.5 million, roughly.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
That’s the number we’re working with.

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FINALTRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Chris Krueger — Northland Securities — Analyst
Okay. And last, at the beginning of the call you talked about the USR, some recent strength in August and some new petrochemical wins. Going forward, do you know how you’re going to go about potentially announcing these wins, or I’m just curious if we’re going to see more information throughout the quarter if you win a $2 million contract, or if there’s some kind of rules you guys put in place for announcing things?

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Well, there’s two sides to that, Chris. Some places simply will not allow us to announce it. We have that in Firearms too. There are several federal agencies or countries, internationally, that we win the business in and we’re not allowed to announce it, which just kills me, but we’re not allowed announce it. So certainly these are security solutions, so there will be places that they just don’t want this to be public information.
When we don’t have that problem with a facility, we will announce it after the project is complete. So that’s kind of the barometer. And we’ll try our best like, we did on this call, to certainly keep you aware of kind of the frame we’re seeing. You’ll see the volume and we’ll kind of keep the frame so you can kind of see where we’re going with it.

Eric Wold — Merriman Curhan Ford & Co. — Analyst
Alright. Thanks, that’s all I have.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Okay Chris, thanks.

Operator
(Operator Instructions). Your next question comes from the line of Cai von Rumohr with Cowen and Company. Please proceed.

Cai von Rumohr — Cowen & Company — Analyst
Thank you. Good quarter.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Thanks, Cai.

Cai von Rumohr — Cowen & Company — Analyst
So, you know, the inventory step-up on USR, I think at the time of the acquisition you said they have a backlog of $100 million, and now it’s $37 million. What was the actual number on which the inventory step-up was based?

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
First, let me address the difference between the two numbers, okay? What we said at the time with the $100 million, was it was either firm orders in house at the time that we were talking about it, or they were contract that’s were under development on which we used the term 90% degree of confidence, would be coming in over the next period of time. So that wasn’t a specific number on which we would do the step-up. Actual fact at the time we had the transaction, there was $27 million specifically, of firm orders in place on which we implemented the purchase accounting rules.

Cai von Rumohr — Cowen & Company — Analyst
Right, and of the $2.7 million in the quarter, how much of that was subject to step-up?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Of the $2.7 million, essentially all of it.

Cai von Rumohr — Cowen & Company — Analyst
Then how did you get $472 million of gross margin, didn’t you say — ?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Yes, There was some of it, you’re right, there’s some of it that’s new, that wasn’t firm at the date.

Cai von Rumohr — Cowen & Company — Analyst
Okay, so what was the split?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Oh, gosh, I don’t have that split in front of me.

Cai von Rumohr — Cowen & Company — Analyst
Well I mean it’s only relevant in terms of — so as we think, if you didn’t have the inventory step-up, just as we model we have some sense —

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
The first thing, let me go with what I think you should be looking at is you’re going to amortize at least through Q2, and possibly a little bit into Q3, the step-up on the inventory as you’re referring to it, okay, but from a going rate forward, we have said before that the gross profit margin ought to be in the 35% to 40% range.

Cai von Rumohr — Cowen & Company — Analyst
For USR? Okay.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
The baseline from which to model. Now, I’m not going to walk through all of the steps that we have to go through for specific profit removal from those contracts, and actually we don’t remove 100% of all of them, which would get me involved in a long discussion.

Cai von Rumohr — Cowen & Company — Analyst
If there were no step-up we should think of 35% to 40% being kind of —

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
The best way to answer that, and actually I would take you back to the normal range we’re expecting the USR business to achieve over time, and that, I think we pointed out before, is accretive to our normal markets.

Cai von Rumohr — Cowen & Company — Analyst
Okay. My understanding is that the accounting changes also require that you write off the transaction costs in the period you closed the transaction. Were there any transaction costs that were written off in the quarter?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Yes, there were, and they’re approximately $375,000.

Cai von Rumohr — Cowen & Company — Analyst
Okay. And those are in G&A?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Yes.

Cai von Rumohr — Cowen & Company — Analyst
Okay. And so given that there wasn’t a lot of inventory, so really this was a little bit, if we take out the fair market value, it’s 460, minus 360, minus 375, so this is really slightly dilutive if we take all that into account, is that possible?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Actually, it was approximately break-even.

Cai von Rumohr — Cowen & Company — Analyst
Okay. How does that math work? Because I’ve got to take 375 out, and then I basically have the 280 of operating loss, so that’s like 600, and you have 450, roughly, of gross profit ,so even before you get to interest expense, which isn’t huge, I’m in the red.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I had approximately a little over $400,000 in gross profit, approximately a little over $200,000 of OpEx.

Cai von Rumohr — Cowen & Company — Analyst
Does that OpEx include the 375?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
No I’m not. So you’re right, if I take the one time transaction expense, now I’m looking at it in two different sheets. But you’re right, if I take the one time transaction expense, it’s slightly dilutive to the business in the quarter, approximately $250,000.

Cai von Rumohr — Cowen & Company — Analyst
Got it. Now, I think at the time of the transaction, you talked of revenues of about $50 million, and yet if we do 15 in this quarter and you talk about the good bookings, it would look like you’re going to have to have essentially no growth in the last two quarters if you’re only at 50. Is it likely that you could be over 50?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
At the time what we spoke to was $50 million, we were really referring to calendar years at the time. When I did that presentation, I transitioned us from calendar over to our fiscal. But yes, the $50 million was specifically a number that we were referring to for calendar ‘09, as was the $90 million we referred to for calendar 2010. So if you assume some growth rather than it staying flat, which I think is a fair assumption based on everything we’ve said, then you could accrete those numbers a bit as you relate them back to our fiscal year.

Cai von Rumohr — Cowen & Company — Analyst
And at the time you talked of break-even, was that in fiscal 2010 or calendar ‘09?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
What I was talking about then was that we would be GAAP break-even and cash accretive.

Cai von Rumohr — Cowen & Company — Analyst
In fiscal 2010?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
At the time, it’s important to note, as I explained in the prepared remarks, that we were yet to get through and see through to the recent interpretation of the accounting literature, that the liability would be separately recorded for the earn-out consideration.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Cai von Rumohr — Cowen & Company — Analyst
Right, but let’s forget about that, because that’s the —

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
[We can forget about that] for the moment, but I have to point that out because —

Cai von Rumohr — Cowen & Company — Analyst
No, no, I understand.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
(Inaudible — multiple speakers) — later and way well, you know, your stock price went up $10.00, and you had a big effect of that.

Cai von Rumohr — Cowen & Company — Analyst
I guess what the ultimate question is, you said break-even, does that hold, does that still hold, because that obviously assumes sales somewhat over $50 million, so do you think — ?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I would say I still believe it will be, if we hold aside for the moment any potential noncash effect of that liability being fair value, okay, if we hold that as you say, and I would agree that’s the right way to do it, you just hold that to the side for the moment, then we still believe it will be GAAP neutral in 2010, in our fiscal 2010, and in future periods, GAAP accretive.

Cai von Rumohr — Cowen & Company — Analyst
Got it.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
And we believe it will be cash accretive out of the blocks.

Cai von Rumohr — Cowen & Company — Analyst
Got it. Hunting, what were the hunting sales in the quarter, is it like $9 million, something like that?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I’ve got to get that in front of me, which I will do shortly, in theory. Hunting, Firearms were $8.5 million.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Cai von Rumohr — Cowen & Company — Analyst
8.5. Okay.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
We sell more with (inaudible — multiple speakers)

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
That’s just the firearms.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
That’s just the firearms I’m referring to there.

Cai von Rumohr — Cowen & Company — Analyst
Right, the hunting rifles, so I guess the other issue would be if that’s the case, if you’re only going up, if we take out USR, you’re really going down, what, to about, you’re going down to $90 million if we take out USR versus [AEA], and normally we should see, well I know that you have a shutdown, you should see a pickup —

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
I [don’t] think that’s really it, Cai. We have kind of 15% less production. I think you’re on Q2.

Cai von Rumohr — Cowen & Company — Analyst
Exactly. In Q2 —

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
It’s really the 15 days less of production [we’re seeing] with the 177 as Mike pointed out.

Cai von Rumohr — Cowen & Company — Analyst
Exactly. And it’s the fact that the inventories really didn’t rise that much so you don’t have a cushion of inventory going into the quarter.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
Exactly.

Cai von Rumohr — Cowen & Company — Analyst
So the level of Firearms sales is really production [gated], as opposed to demand [gated]?

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
That’s exactly right, Cai. This is something we talk about fairly often. It might be easy just to put these numbers out in general. You know, in production days, in the first quarter we have 63. In the second quarter, we have 54. In the third quarter we have 54.
Keep in mind in the third quarter, that’s when Christmas and Thanksgiving are occurring. We have a week shutdown for Christmas and we close in the bridge over Thanksgiving, and then in the fourth quarter we return to actually 65 production days.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO, Treasurer
It will be a little bit gated in Q2 and Q3 by virtue of the August plant closings in Holton and Springfield and all plants over the Christmas break.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
In Firearms, not with USR, we never let them take time off. That is terrific.

Cai von Rumohr — Cowen & Company — Analyst
Okay, that is terrific. Thank you very much.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Cai, thanks a lot. Good talking to you.

Operator
With no further questions in the queue, I would now like to turn the call back over to Mike Golden, CEO, for closing remarks. Please proceed, sir.

Michael Golden — Smith & Wesson Holding Corporation — CEO, President
Thank you, operator, and thanks to all of you for joining us today. I especially want to welcome all of our new employees in the Perimeter Security business. This is a very exciting time for Smith & Wesson, as we expand beyond our traditional firearms market and evolve into a bigger presence and a stronger force in a world of products and services that stand for safety and security. Thanks, again, and we’ll talk to you next quarter.

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.

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FINAL TRANSCRIPT
Sep. 09. 2009 / 9:00PM, SWHC — Q1 2010 Smith & Wesson Holding Corporation Earnings Conference Call

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